UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd.
Suite #18
Upland, CA 91786
(Address of principal executive offices, including zip code)

(435) 608-1344
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On September 24, 2010, our Board of Directors appointed Cynthia Glaser, our current controller, to serve as our Controller, Treasurer and Principal Accounting Officer.  Mrs. Glaser will serve in these roles effective October 1, 2010. We have not entered into an employment agreement with Mrs. Glaser for these roles and Mrs. Glaser will continue to earn an annual base salary of $76,000.  Mrs. Glaser is the spouse of our Chief Executive Officer.

Mrs. Glaser, age 52, has served as our controller since March 2009.  Prior to this, Mrs. Glaser was accounting manager of our majority owned subsidiary OC Energy Drink, Inc. from October 2008 to March 2009.  Prior to this, Mrs. Glaser was controller of Artisan Inc. from November 1990 to 2008.

(b)           Concurrent with Mrs. Glaser’s appointment, Grant King resigned from his position as interim Chief Financial Officer and Principal Accounting Officer effective September 30, 2010.  His resignation was not based on any disagreement with us on any matter relating to our operations, policies or practices.  Mr. King will continue to serve as the Chairman of our Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Bob Glaser
Bob Glaser
Title:	Chief Executive Officer

Dated: September 24, 2010